                                 CONNECT, INC.
                           SOFTWARE LICENSE AGREEMENT

This Software License Agreement ("AGREEMENT") is entered into as of March 26 1996____ (the "EFFECTIVE DATE") by and between Connect, Inc., a California corporation, with principal offices at 515 Ellis Street, Mountain View, CA 94043-2242 ("CONNECT") and Union Underwear Company, Inc. a New York corporation,
                          ------------------------------
with principal offices at One, Fruit  of the Loom Drive, Bowling Green, Kentucky
                         -------------------------------------------------------
42102 ("Customer")
- -----

CONNECT and Customer are entering into a Software License Agreement for CONNECT to license its OneServer(TM) Software and OneManager(TM) Software to Customer and to sub-license certain third-party-owned software to Customer. In addition, Customer may request CONNECT to develop additional Customer Application Software for Customer's use with the CONNECT Software on a "work for hire" basis, as described herein or as defined in Exhibit B (Scope of Work) attached to this
                                  ---------
Agreement, with Supplemental terms and conditions applying only to such Customer Application Software and Maintenance Services as defined in Exhibit C ,with
                                                            ----------
supplemental terms and conditions applying only to such services.


CONNECT and Customer, therefore, agree as follows:


                            SECTION 1  - DEFINITIONS

The following defined terms shall govern the interpretation of this Agreement:

1.1 "CONNECT SOFTWARE" means the OneServer Software and the OneManager Software, and associated Documentation. The OneServer and OneManager products are built on the ORACLE relational database, Fulcrum text search engine, RSA encryption software and provide an application platform for on-line business services over public and private networks. The OneServer platform functions as a world-wide-web server, a private network server, or a combination of both. OneServer Software offers a modular framework with access control, usage tracking, and reference counts. Creation and maintenance of all OneServer data types is possible either from a UNIX command line, from within common gateway interface ("CGI") scripts, or from the OneManager client.. The OneServer Software is based on a data type called a node model that is both relational and highly structured. The standard ways to manage data, such as setting permissions, retrieving and labeling, can be done on an entire node or on a part of the data contained in the node. The node model allows a number of operations, including a sophisticated querying method. SIGNIFICANT NODES FOR THE PURPOSES OF CUSTOMER'S APPLICATION, INCLUDE THE FOLLOWING NODES,
PROCESSES, AND FEATURES:-

PRODUCT/SKU
ORDER/SHOPPING CART NODE
BULLETIN BOARD/EMAIL NODE
USER PROFILE NODE
CREDIT CARD AUTHORIZATION PROCESS
USER REGISTRATION PROCESS
TEMPLATE ENGINE
USAGE TRACKING
MULTI-THREADING CONCURRENT ACCESS TO ONESERVER DATABASE

1.2 "DESIGNATED PLATFORM" means the computer "Platform" (meaning a series of computers that support the Licensed Software) and operating system software located at the installed location designated on EXHIBIT A to this Agreement,
                                                ---------
which will be the only Platform and operating system on which, and the single location at which, the Licensed Software is licensed for installation and use under this Agreement. Notwithstanding anything herein to the contrary, CONNECT agrees that the "development/staging server" Platform and the "OneServer with transaction engine, ORACLE, Fulcrum, RSA" Platform may be in separate physical locations. In the event that Customer designates a location change for a Platform, CONNECT will provide 48 hour overlap service at the designated site location.

1.3 "DOCUMENTATION" means any user documentation provided by CONNECT to Customer for use in connection with the Licensed Software, including without limitation an overview of the software, including a clear and detailed narrative of the organization of the Licensed Software. Such documentation is incorporated herein and made a part hereof.

1.4  "LICENSED SOFTWARE" means the CONNECT SOFTWARE and the THIRD PARTY
SOFTWARE.

1.5 "TERRITORY" means the United States of America and its territories and possessions.

1.6 "THIRD PARTY SOFTWARE" means the number of copies of the third party owned software sublicensed to Customer by CONNECT as specified in Exhibit A.
                                                            ---------

1.7 "CUSTOMER APPLICATION SOFTWARE" means software developed by CONNECT as a "work made for hire "or "commissioned work" for Customer in conformance with section 2.7 stated below and a mutually agreed Scope of Work outlined in Exhibit
                                                                         -------
B, and supplemental terms and conditions solely relating to such services.
- -

                   SECTION  2 - LICENSE GRANTS AND OWNERSHIP

2.1 CONNECT SOFTWARE LICENSE. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, CONNECT GRANTS CUSTOMER (1) A NON-EXCLUSIVE, PERPETUAL, NON-TRANSFERABLE LICENSE, WITHOUT RIGHT OF SUBLICENSE, TO INSTALL AND EXECUTE THE CONNECT SOFTWARE IN OBJECT CODE FORMAT, SOLELY ON THE DESIGNATED PLATFORM OR OTHER SINGLE COMPARABLE PLATFORM AND SOLELY FOR REMOTE ACCESS.

2.2  [ DELETED ]

2.3 THIRD PARTY SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, CONNECT grants to Customer a non-exclusive, perpetual , non-transferable license, without right of sublicense, to use Third Party Software, solely on the Designated Platform or other comparable platform, solely for the permitted number of processors. Customer may not make any use of the Third Party Software on its own or with any other program besides the CONNECT Software. Customer acknowledges and agrees that CONNECT's licensors for such Third Party Software are intended third party beneficiaries of the terms of this Agreement relating to Customer's use of the Third Party Software and as such have the right to enforce such terms directly against Customer in their own names.

2.4 DOCUMENTATION LICENSE. Subject to the terms and conditions of this Agreement, CONNECT grants Customer the right to copy and distribute three (3) copies of the User Documentation for each copy of the CONNECT Software licensed to Customer. Further User Documentation reproduction rights may be negotiated. Customer may request Documentation in electronic format subject to current availability from CONNECT.

2.5 ARCHIVAL COPIES; COPYING; MARKINGS. Customer may make one (1) copy of the Licensed Software for archival purposes. Each copy of the Licensed Software and User Documentation is subject to the provisions of this Agreement. Customer may not copy the User Documentation except as stated in Section 2.4 or to replace lost or destroyed copies. Additional copies of the User Documentation are available from CONNECT for a separate fee. All titles, trademarks, copyright notices and other proprietary markings must be reproduced on all permitted copies of the Licensed Software and User Documentation, in whatever format, and Customer will not cause or permit the removal of same.

2.6. OWNERSHIP OF LICENSED SOFTWARE. Except for the limited licenses and right granted herein, all right, title, and interest in the Licensed Software, Third Party Software and User Documentation, including without limitation all patent, rights, copyrights, trade secrets, know-how, and other intellectual property rights, will remain the property of CONNECT or CONNECT's licensors. All aspects of the Licensed Software and Third Party Software, including without limitation programs, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein, as well as screen formats, will remain the sole and exclusive property of CONNECT or its licensors. Customer may not rent, lease, loan, sell or otherwise distribute the Licensed Software, Third Party Software, or User Documentation or any derivative works based thereon in whole or in part. Customer acknowledges that the Licensed Software, Third Party Software and User Documentation are proprietary and contain confidential and valuable trade secrets of CONNECT and its licensors, which Customer agrees to safeguard as provided for under Section 10.1 Confidentiality, below.

2.7 OWNERSHIP OF CUSTOMER APPLICATION SOFTWARE. Customer shall own and hold title to the Customer Application Software as defined in Exhibit B and all
                                                         ---------
reproductions, and modifications thereof or derivative works of the Customer Application Software made by any person, including without limitation all patent rights copyrights, trade secrets, know how and other intellectual property rights. CONNECT acknowledges the Customer Application Software is a "work made for hire" and "commissioned work" and CONNECT and its employees and agents hereby assign all right, title, and interest therein to

Customer and agree to take any and all actions and execute all necessary documents and agreements requested by Customer to effectuate such assignment. The Customer Application Software will be delivered free and clear of any claims, liens or agents of CONNECT, its employees and rights and third parties. CONNECT, except as may be agreed to in writing by Customer, shall have no right to disclose or use the Customer Application Software for any purpose whatsoever and CONNECT acknowledges and agrees that such software and its source code and documentation is proprietary to Customer and has been specifically developed for Customer's use. CONNECT shall certify to Customer that it has no copies of the software, source code, and documentation, other than those Customer agrees in writing to permit CONNECT to retain. CONNECT agrees to deliver to Customer the source code and object code versions and all documentation and programmer notes, including an overview of the Customer Application Software, a description of its organizations, operations and database structures, security systems, help messages and error codes of the Customer Application Software or their equivalents in any computer languages concurrently with the delivery of the Customer Application Software on or before June 30, 1996. Customer acknowledges that CONNECT shall be responsible only for the creation and delivery of Customer Application Software written by CONNECT and that Customer will contract for any supplemental application software from third parties independent of CONNECT. CONNECT agrees that the representations and warranties contained in Section 7 and indemnification rights contained in section 8 apply to this provision.

2.8 REVERSE ENGINEERING. As to all Licensed Software provided to Customer in object code format only, Customer agrees not to (i) reverse engineer, decompile, or otherwise attempt to obtain the source code corresponding to such object code, or (ii) modify or create derivative works of the Software except as specifically permitted by CONNECT.

2.9 COMPETITIVE PRODUCTS. Nothing herein shall be construed to prevent either party from developing or marketing other applications, software, or components thereof, either alone or with others, which are comparable to or competitive with those licensed under this Agreement, provided that such development and marketing does not infringe the Proprietary Rights of the other party and does not involve any unauthorized use of any Confidential Information of the other party under this Agreement and has been reduced to writing in a mutually agreed upon non-disclosure agreement. [*]

2.10  BACKUP HARDWARE.  Customer may use a single back-up or replacement

Platform as a substitute for a Designated Platform server at any time, provided
- --------
that Customer provides CONNECT with written notice of such hardware substitution, including the information required for the Designated Platform CPU
                                                                             ---
in Exhibit A within three (3) business days after such substitution.
   ---------

2.11 CUSTOMER'S ENHANCEMENTS OF CUSTOMER APPLICATION SOFTWARE

CONNECT agrees that any and all improvements, updates, revisions, enhancements, modification s and additions to the Customer Application Software which may be made from time to time hereafter by Customer or any of its employees, independent contractors or agents shall not be deemed to be part of the Licensed Software, and CONNECT hereby disclaims releases and agrees to transfer to Licensee any and all rights and interests which such party may have or acquire in and of Customer's Enhancements to the Customer Application Software other than as expressly provided herein. Customer agrees that , if CONNECT shall have performed all of its obligations hereunder strictly in accordance with the terms thereof, Customer shall engage in good faith bargaining concerning any proposed licensing to CONNECT from Customer of any of Customer's enhancement s to the Customer Application Software or interests therein.


                   SECTION 3 - SOFTWARE MAINTENANCE/ UPDATES

3.1 LICENSED SOFTWARE TECHNICAL AND CUSTOMER SUPPORT. Customer, at its sole option, may order yearly maintenance services with respect to the Licensed Software pursuant to the supplemental terms and conditions of CONNECT's standard Software Maintenance exhibit executed and attached hereto as Exhibit C.. The
                                                             ---------
yearly fees for maintenance services are set forth in Exhibit A.  Such fees
                                                      ---------
shall include the right to updates of the Licensed Software.

- ---------------------
      *Confidential Treatment requested

                              SECTION 4 - PAYMENT

4.1 LICENSE FEES. THE FEES FOR THE LICENSE AND OTHER SERVICES GRANTED UNDER THIS AGREEMENT ARE SET FORTH ON EXHIBIT A. PAYMENT TERMS WILL BE NET 30
RECEIPT OF INVOICE, BUT TWO (2%) DISCOUNT IF PAYMENT RECEIVED BY MARCH 29, 1996. CUSTOMER SHALL WIRE ALL PAYMENTS DUE UPON EXECUTION OF THIS AGREEMENT TO THE MERCHANT ACCOUNT LISTED BELOW. All other fees and charges will be invoiced by CONNECT to Customer and must be paid in full within thirty (30) days after receipt of invoice or as otherwise specified on EXHIBIT A to this Agreement.
                                                  ---------
All payments are due in United States dollars. CONNECT reserves the right to apply a service charge to any unpaid balance at the rate of 1% per month (but in no event more than the maximum rate allowed by law) for any fee or charge not paid within thirty (30) days after receipt of invoice. If Customer fails to pay any invoice when due, CONNECT will have the right to institute collection procedures to recover same, and Customer will be responsible for all reasonable costs of collection incurred by CONNECT, including without limitation litigation costs, reasonable attorneys' fees and court costs. CONNECT also reserves the right to discontinue or suspend any services to Customer, including the termination of this Agreement for Customer's failure to make timely payment of applicable fees or charges, without penalty to CONNECT.

                                 WIRING INSTRUCTIONS:
                                      Bank of America
                                      Attn.: Janet Velez
                                      Sunnyvale Main Office 0041
                                      444 South Mathilda Avenue
                                      Sunnyvale, CA 94086
                                      ABA: 121-000-0358
                                      Telephone No.: (408) 991-8303

                                      CONNECT Inc.
                                      515 Ellis Street
                                      Mountain View, CA 94043-2242
                                      Merchant Account #: 00415-20739

4.2 TAXES. All sales, use, value-added, personal property, and other taxes (other than CONNECT income tax), customs and duties arising out of the licenses granted or services provided under this Agreement will be paid by Customer, or, if CONNECT is required to pay any of the same, will be reimbursed to CONNECT by Customer.

4.3 AUDIT. During the term of this Agreement, and for a period of two (2) years thereafter, Customer will maintain books and records in connection with its use and distribution of the Licensed Software pursuant to this Agreement in sufficient detail to permit CONNECT to verify Customer's compliance with the terms and conditions of this Agreement. CONNECT will have the right upon ten business days prior written notice through its independent auditors to inspect Customer's facilities (including its computers) and records to verify compliance with the terms and conditions of this Agreement, including the amount of license fees, and other amounts payable to CONNECT hereunder. Any such audit will be conducted during regular business hours at Customer's offices and will not interfere unreasonably with Customer's business activities. Audits will be made no more than once annually. If an audit reveals that Customer has underpaid fees and/or charges to CONNECT in excess of five percent (5%), then Customer will pay CONNECT's reasonable costs of conducting the audit, in addition to the underpaid amounts, plus interest as provided in Section 4.1 above.

                        SECTION 5 - TERM AND TERMINATION

5.1 TERM AND TERMINATION. This Agreement is effective until terminated. Upon prior written notice, either party may terminate this Agreement if the other party becomes insolvent, ceases doing business in the regular course, files a petition in bankruptcy or is subject to the filing of an involuntary petition for bankruptcy which is not rescinded within a period of forty-five (45) days, or fails to cure a material breach of any term or condition of this Agreement within thirty (30) days after receipt of written notice specifying such breach. In addition, Customer may terminate this Agreement upon ninety (90) days prior written notice to CONNECT.

5.2 EFFECT OF TERMINATION. Termination of this Agreement or any license granted hereunder will not limit either party from pursuing any other remedies available to it, including injunctive relief, nor will termination relieve Customer of its obligation to pay all fees and charges that accrued prior to the effective date of termination. The following provisions will survive any termination of this
Agreement: Sections, 5.2, 7.3 , 8, 9, and sections 10.1 through 10.12, inclusive.

5.3 RETURN OF LICENSED SOFTWARE. Upon termination of this Agreement or any license granted hereunder, Customer will make no further use of the applicable Licensed Software and Documentation. Within thirty (30) days after such termination, Customer will either destroy or return to CONNECT the originals and all copies of the Licensed Software and Documentation and any source code in the possession or under the control of Customer and will certify to CONNECT that Customer has complied with the foregoing requirements.

                   SECTION 6 - DELIVERY, TESTING, ACCEPTANCE

6.1  LICENSED SOFTWARE

6.1(a) DELIVERY. All initial deliverables of Licensed Software and Documentation are listed in EXHIBIT A of this Agreement and will be delivered to
                            ---------
the shipping destination on or about a mutually agreed shipping date not to be later than March 31, 1996. CONNECT will deliver one copy of the Licensed Software for each Designated Platform specified on EXHIBIT A to this Agreement
                                                   ---------
in the form of a tape of the Licensed Software and related User Documentation. Customer will have 15 days from receipt of the shipment to verify that all deliverables have been received

6.1(b) ACCEPTANCE. Licensed Software will be accepted by Customer if it performs substantially as described in this Agreement and the then current applicable User Documentation. Failure of Customer to inform CONNECT of acceptance or non-acceptance within the fifteen(15)) day period following completed delivery will constitute acceptance.

6.2 CUSTOMER APPLICATION SOFTWARE. If Customer has requested that CONNECT provide Customer Application Software, CONNECT will provide such software as defined in accordance with any executed Scope of Work and Supplemental Terms and Conditions relating to testing, acceptance, and delivery outlined in any executed Exhibit B, applicable only to such Customer Application Software.
         ---------

             SECTION 7 - LIMITED WARRANTY (LICENSED SOFTWARE ONLY)

7.1 RIGHT TO LICENSE. CONNECT warrants (1) that it has the right to license the Licensed Software and user Documentation to Customer on the terms and conditions set forth in this Agreement, and (2) that the Licensed Software contains no viruses, or implanted bugs, or other programming designed by Licensor to cause the Licensed Software to cease to properly function at CONNECT's instruction. and (3) that CONNECT's execution of this Agreement, and delivery of the Licensed Software, nor its performance of its obligations hereunder shall violate or conflict with any agreement, statute, court order, administrative order or ruling , regulation or other federal, state or local law, , which is binding upon Licensor, nor the provisions of the Universal Copyright Convention, (4) that CONNECT is a corporation which is duly organized, validly existing and in good standing under the laws of the State of California, and that CONNECT has all the necessary corporate power and authority to grant the rights granted hereunder and to enter into this Agreement, (5)CONNECT's services hereunder will be performed in a timely and professional manner by qualified professionals and equal or exceed standards generally observed in the software services industry, and (6) that CONNECT understands the general purpose of electronic commerce Customer intends for the Licensed Software and represents that the Licensed Software will meet such general requirements.

7.2 LICENSED SOFTWARE. WARRANTY OBLIGATIONS CONNECT warrants (1) that, during the period of ninety (90) days following delivery of the Licensed Software (the "WARRANTY PERIOD"), the Licensed Software (other than as modified by Customer) will perform substantially and materially in accordance with the provisions hereof and CONNECT's then current applicable Documentation, when properly installed and used on the applicable Designated Platform, and (2) CONNECT will replace without charge tapes, diskettes or other media embodying the Licensed Software that are defective under normal use and (3) CONNECT will at its expense promptly correct defects and programming errors to keep the Licensed Software operating in accordance with this warranty provision.

7.3 LIMITED WARRANTY. OTHER THAN THE WARRANTIES EXPRESSLY STATED ABOVE, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RELATING TO THE LICENSED SOFTWARE, THE DOCUMENTATION OR THE SERVICES COVERED BY THIS AGREEMENT, AND CONNECT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

                          SECTION 8  - INDEMNIFICATION

8.1 INFRINGEMENT INDEMNIFICATION BY CONNECT. CONNECT agrees to indemnify, hold harmless ,defend or settle any claim or suit for loss, liability, damage, or expense , including without limitation attorney's fees (collectively "claims"), brought against Customer, or pay any final judgment awarded by a court of competent jurisdiction related to any claims to the extent such claims arise from Customer's reasonable reliance upon CONNECT's limited warranty and representations as provided for in sections 7.1 and 7.2, Customer's liability based solely upon CONNECT's negligent errors or omissions, or any claims which are based on a claim that the Licensed Software or Documentation furnished and used within the scope of the licenses granted under this Agreement infringes any third party's patent, copyright, trademark, trade secret, copyright, or proprietary right or rights; provided that (i) Customer shall give CONNECT in writing within five (5) days after receiving written notice of the claim or suit giving rise to such infringement action, (ii) CONNECT has sole control of the defense of such action and all related settlement negotiations, and (iii) Customer provides CONNECT with all reasonable assistance, information and authority necessary to carry forth such defense and settlement negotiations. Reasonable "out-of-pocket" expenses incurred by Customer in providing such assistance as may be requested by CONNECT will be reimbursed by CONNECT. CONNECT's obligation to indemnify and defend Customer hereunder shall survive termination or expiration of this Agreement.

8.2  [DELETED]

8.3 CONNECT OPTIONS. In the event that any such final judgment of infringement is entered, or CONNECT believes is likely to be entered, CONNECT may at its sole option and expense: (i) modify the Licensed Software and/or Documentation to be non-infringing, (ii) functionally equivalent software reasonably acceptable to Customer and related documentation or (iii) terminate the applicable license and provide Customer a full refund of all fees paid hereunder.

8.4 ENTIRE LIABILITY. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF CONNECT WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF ANY KIND OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED SOFTWARE OR DOCUMENTATION OR ANY PART THEREOF.

8.5[DELETED]

                      SECTION 9 - LIMITATION OF LIABILITY

9.1 IN NO EVENT WILL CONNECT OR ITS LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, REVENUES, DATA OR USE, WHETHER IN AN ACTION IN CONTRACT OR TORT OR ANY OTHER FORM OF ACTION, EVEN IF CONNECT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.2 CONNECT'S TOTAL LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER IN AN ACTION IN CONTRACT OR TORT OR ANY OTHER FORM OF ACTION, WILL IN NO EVENT EXCEED THE AMOUNT OF FEES ACTUALLY PAID BY CUSTOMER TO CONNECT UNDER THIS AGREEMENT.

9.3 No action may be brought by Customer for any dispute arising out of or in connection with this Agreement at any time more than twelve (12) months after the facts occurred giving rise to the cause of action or dispute.

9.4 Notwithstanding anything to the contrary; nothing in sections 9.1, and 9.2 shall in any way limit Customer's rights of indemnification hereunder.

                              SECTION 10 - GENERAL

10.1 CONFIDENTIALITY. Both parties acknowledge that, in the course of dealings between them, each party will acquire information, about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Each party will hold such information, to be confidential. The parties further agree to hold the Licensed Software and Documentation and the terms of this Agreement in strict confidence. Neither party to this Agreement shall use the name of the other in any publicity or advertising or promotional materials without securing the prior written consent of the other party.

10.2 NOTICES. All notices, including notices of address change, given under this Agreement must be in writing and will be deemed effective when delivered in person or by a reputable "next day guaranteed" courier service, by facsimile (if a confirming copy is dispatched by one of the other permitted means of dispatch under this Section 10.2) after being delivered via certified mail, return receipt requested, to the appropriate contact points and addresses shown below in the signature block and/or Exhibit A.
                              ---------

10.3 ASSIGNMENT AND SUCCESSORS. Except as specifically provided for herein, neither party shall assign, transfer or convey any of its rights or licenses under this Agreement without the other's prior written consent, which will not be unreasonably withheld. Subject to the foregoing, this Agreement will bind and inure to the benefit of each party's respective successors and permitted assigns.

10.4 EXPORT. Customer will only export, re-export or otherwise transfer the Licensed Software or Documentation to a country other than the United States in full compliance with the provisions of the United States Export Administration Act and the rules and regulations thereunder, and both the Licensed Software and the Documentation will be deemed "technical data" for purposes thereof.

10.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California, and the parties expressly submit to such jurisdiction. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods
(1980) is specifically excluded from application to this Agreement

10.6 FORCE MAJEURE. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

10.7 [*] CONNECT represents that the [*} and [*] of [*] are [*] than those [*] to its [*] for similar products and similar services as follows: (a) with regard to the [*], for a [*]; and (b) with regard to [*] and [*] hereunder, for [*].

10.8 WAIVER AND SEVERABILITY. The waiver by either party of a breach or right under this Agreement will not constitute a waiver of any other or subsequent breach or right. In the event any provision of this Agreement is held invalid or unenforceable, the remaining provisions will continue in full force and effect.

10.9 AMENDMENT. This Agreement may be amended or modified only in a written document signed by an authorized representative of CONNECT and Customer.

10.10 CUSTOMER OFFER. This Agreement is binding upon execution by an authorized representative of Customer and execution by an authorized representative of CONNECT.

10.11 U.S. GOVERNMENT RESTRICTED RIGHTS. All software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause at 252.227-7013 or subparagraphs
(c)(1)(2) of the Commercial Software--Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is Connect, Inc., 515 Ellis Street, Mountain View, CA 94043-2242.

10.12 INSURANCE. CONNECT shall maintain during the term hereof the following insurance: workman's compensation, public liability, product liability, and property damage against all loss, claims, demands, proceedings, damages, costs and expenses for injuries or damages to any person or property arising out of or in connection with this Agreement which are directly or indirectly caused by CONNECT.

10.13 ENTIRE AGREEMENT. This Agreement, together with any executed exhibits attached hereto, is the complete and exclusive statement of the agreement between the parties and supersedes all previous and contemporaneous agreements, proposals and communications, written or oral, with respect to this subject matter. In particular, the preprinted terms and conditions of any

  * Confidential treatment requested
purchase order issued or to be issued by Customer with respect to Licensed Software or related CONNECT services are hereby expressly and superseded by this Agreement. A Customer purchase order that references this Agreement and that is accepted by CONNECT may serve as a supplement to this Agreement with respect to Customer's order of additional Licensed Software or related services; provided that such purchase order will be effective only as to product or services identification, quantity and price, and otherwise will be governed by terms and conditions of this Agreement.

CONNECT, INC.                             UNION UNDERWEAR COMPANY, INC.
By: /s/ Thomas P. Kehler                  By: /s/  Charles m. Kirk
    -----------------------------             --------------------------
Name: Tom Kehler                          Name:  Charles M.. Kirk
      ---------------------------                -----------------------
Title: CEO/President                      Title:  Senior Vice President and Chief Information Officer
       --------------------------                 ---------------------------------------------------
Date:  March 28, 1996                     Date:  March 26, 1996
       -----------------------------             -----------------------
Telephone: (415) 254-4000                 Telephone: 502/781-6400
           --------------                            -------------------
Fax: (415) 254-4800                       Fax: 502/781-6493
     --------------                            -------------------------

                           SOFTWARE LICENSE AGREEMENT
                                   EXHIBIT A


1.  CONNECT'S ONESERVER SOFTWARE LICENSE
    ------------------------------------

===================================================================================================================================

LICENSE DESCRIPTION                    MACHINE            LIST PRICE            DISCOUNT AMOUNT IF          EXTENDED AMOUNT IF
                                                                               COMMITTED BY 3/29/96        COMMITTED BY 3/29/96
- ------------------------------------------------------------------------------------------------------------------------------------

Development/ Staging Server           SPARC 20           $    [   *   ]        $    [    *    ]                   $  [   *   ]
                                (Up to 2 Processors)
- -----------------------------------------------------------------------------------------------------------------------------------
OneServer with Transaction           SPARC 1000          $    [   *   ]        $    [    *    ]                   $  [   *   ]
 Engine, Oracle, Fulcrum,       (Up to 4  Processors)
 RSA
- -----------------------------------------------------------------------------------------------------------------------------------

OneServer Web Component               SPARC 20           $    [   *   ]        $    [    *    ]                   $  [   *   ]
 Server                         (Up to 2 Processors)
- -----------------------------------------------------------------------------------------------------------------------------------

TOTALS                                                   $    [   *   ]        $    [    *    ]                   $  [   *   ]
===================================================================================================================================


2.  SOFTWARE MAINTENANCE AND SUPPORT SERVICES FEE
    ---------------------------------------------

     (a)  Fee for Licensed Software Maintenance Services
          as described in Exhibit C the Software Maintenance
                          ---------
          Addendum (exclusive of per diem and out-of-pocket
          expenses)                                                $ [   *     ]

     (b) Fee for Update Releases as described in Exhibit C the
                                                 ---------
         Software Maintenance Addendum (exclusive of per diem
         and out-of-pocket expenses)                               $ [   *     ]

TOTAL SOFTWARE MAINTENANCE AND SUPPORT FEES                        $[    *     ]
                                                                     ===========

Maintenance is offered at 18% of the license price which half is for License Software Maintenance Service and the other half is for Optional Update
Releases. Subject to any reduction by CONNECT per section 10.7 of the Agreement, the parties agree that CONNECT will not increase the Maintenance and Suport Services Fee prior to the third anniversary date of the Agreement and thereafter CONNECT may increase such fees to account for inflation no more than once per agreement year and not to exceed the Consumer Price Index Average for all Urban Consumers for the Nashville, TN Metropolitan Statistical Area (base year 1982-4=100) published by the Bureau of Labor Statistics of the U.S. Department of Labor. In addition, Customer may elect not to pay the update release portion of such fees,commencing upon renewal of the second yearly maintenance period subect to section 3.1 of Exhibit C, the Software Maintenance Addendum.

3.  ONESERVER TRAINING
    ------------------

The following standard training rates apply for training. CONNECT will invoice according to the payment provision listed on this Agreement and as services are rendered by CONNECT.

======================================================================================
                                  NUMBER OF DAYS PER COURSE     LIST PRICE PER STUDENT
- --------------------------------------------------------------------------------------
Client Administration Course                  2                        $  700.00
- --------------------------------------------------------------------------------------
Host Administration Course                    2                        $  700.00
- --------------------------------------------------------------------------------------
Developer Course                              5                        $1,750.00
- --------------------------------------------------------------------------------------

4.  DESIGNATED PLATFORM AND INSTALLATION LOCATION
    ---------------------------------------------
    a.  Brand and model:  Sparc 20, Sparc 1000, Sparc 20
                          ------------------------------
    b.  RAM and CPU
    c. Designated Platform Operating System: As specified by Customer in writing.
    d. Designated Platform Location: As notified in writing by Customer from time to time.

* Confidential treatment requested.

5.  PAYMENT ATTACHMENT
    ------------------
See payment schedule listed on Attachment A to this Exhibit A attached hereto and incorporated herein.

CONNECT, INC                               UNION UNDERWEAR COMPANY,
                                           ------------------------
Initial:    /s/ Connect, Inc.              Initial:  /s/ Union Underwear Company
            -----------------                        ---------------------------
Date:       March 28, 1996                 Date:    March 26, 1996
            --------------                          --------------


                           ATTACHMENT A TO EXHIBIT A


ITEM  DESCRIPTION                    MACHINE           AMOUNT DUE       PAYMENT
                                                                       DUE DATE
Development/ Staging Server         SPARC 20            $  [   *   ]  March 29, 1996
                                    (Up to 2
                                   Processors)


OneServer w/Transaction            SPARC 1000           $  [   *   ]  March 29, 1996
 Engine, Oracle, Fulcrum,           (Up to 4
 RSA                               Processors)


OneServer Web Component             SPARC 20            $  [   *   ]  March 29, 1996
 Server                             (Up to 2
                                   Processors)


TOTAL SOFTWARE                                          $  [   *   ]


Additional 2% Software                                  $  [   *   ]  March 29, 1996
 Discount if Payment is
 Transferred via wire by
 3/29/96

Software Maintenance  and         MAINTENANCE:       (a)   [   *   ]  March 29, 1996
 Support calculated as 18%
 of discounted of $[  *  ].
                                    UPDATES:         (b)   [   *   ]  March 29, 1996

TOTAL MAINTENANCE                                       $  [   *   ]

CONNECT Professional                                    $  [   *   ]  Billed two
 Services as referenced on                                            weeks net 30
 Exhibit B attached hereto.                                           after receipt
                                                                      of invoice

*Confidential treatment requested.

                           SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT B

            SCOPE OF WORK AND SUPPLEMENTAL TERMS AND CONDITIONS FOR
                       CUSTOMER APPLICATION SOFTWARE ONLY

In the event both Customer and CONNECT have executed this Exhibit B, then the
                                                          ---------
following terms and conditions will apply to the development of Customer Application Software:

1.1 ACCEPTANCE TEST PLAN. After CONNECT completes development of the Customer Application Software such that CONNECT believes it substantially conforms with the Scope of Work outlined in this Exhibit, CONNECT will prepare and present to Customer an Acceptance Test Plan on or before June 30, 1996, specifying testing and acceptance procedures for the Customer Application Software. The Acceptance Test Plan when accepted by Customer will enable CONNECT and Customer to verify on or before June 30, 1996 that the Customer Application Software performs substantially in accordance with the specifications contained in the Scope of Work.

1.2 ACCEPTANCE TESTING BY CONNECT. After Customer approves the Acceptance Test Plan, CONNECT will follow the Acceptance Test Plan to establish that the Customer Application Software, as tested or after further development and testing by CONNECT, conforms to the Scope of Work. After CONNECT is satisfied that the Customer Application Software conforms to the Scope of Work, CONNECT will deliver the Customer Application Software together with CONNECT's written results of its testing, to Customer.

1.3 ACCEPTANCE TESTING BY CUSTOMER. Customer will have ten (10) business days to test the Customer Application Software using the Acceptance Test Plan. Customer shall perform the tests contained in the Acceptance Test Plan and report the results to CONNECT in the format requested by CONNECT. CONNECT will provide to Customer, its representatives and consultants such documentation and assistance as may reasonably be needed by Customer to perform such testing. If Customer determines at any time during the acceptance testing period that the Customer Application Software does not conform to the Scope of Work or otherwise demonstrates Major Errors, Customer shall notify CONNECT of the nature and specifics of the nonconformity or Major Errors. Customer shall also notify CONNECT of all Minor Errors, which CONNECT will use reasonable efforts to correct in a timely and prompt manner. For the purposes of this exhibit, "Major Error" means any system error in the Customer Application Software which (a) is demonstrable on either the host computer installed at CONNECT's facility or on the Customer's computer system and which in the environment for which it was designed that causes the Customer Application Software to halt, (b) causes or is likely to cause data to be lost or destroyed, (c) prevents the Customer Application Software from being installed or executed on the host computer in a properly configured environment or consistently prevents the Customer Application Software from running or being accessed by a substantial number of client computer systems, or (d) prevents the user from running any major subsystem of the Customer Application Software. "Minor Error" means any system error which is demonstrable in the Customer Application Software which does not rise to the level of a Major Error. Customer's failure to provide CONNECT with a written acceptance or written statement of nonconformity or Major Errors within the 10 business day period shall be deemed an acceptance of the Customer Application Software.

1.4 CHANGES IN THE SCOPE OF WORK. Any changes in the Customer Application Software after Customer's approval of the Scope of Work must be requested by Customer in writing. Upon CONNECT's receipt of the change order request, CONNECT will review the impact of the requested change on the development project, including possible revisions to the Scope of Work and/or completed programming, and reassess the estimated charges for development of the Customer Application Software as so changed. CONNECT reserves the right not to accept changes because of possible cost, feasibility factors, resource limitations, or potential interference with the performance of the Customer Application Software. Upon completion of its review, CONNECT will submit proposed changes to the Scope of Work and any additional charges to Customer for approval. If Customer approves the changes and any additional charges, Customer shall provide CONNECT with written notice of the approval and payment of the additional charges. Such charges, as outlined in section 2.2, will remain at the hourly rate referred to therein. If Customer does not approve the proposed changes, CONNECT shall not be responsible for implementation of the proposed changes.

1.5 LIMITED WARRANTY (FOR CUSTOMER APPLICATION SOFTWARE ONLY. CONNECT warrants that for a period of ninety(90) days after Customer acceptance; the Customer Application Software, when integrated with the Licensed

Software and operated on the Designated Platform for which it is licensed, will perform substantially in accordance with the Scope of Work. CONNECT will correct all Major Errors identified by Customer prior to or during this warranty period, subject to CONNECT being able to reproduce the defect or error. CONNECT does not warrant that the Customer Application Software will meet any of Customer's particular requirements, or that operation of the Customer Application Software will be error-free.

1.6 WARRANTY OBLIGATIONS. CONNECT's sole obligations are: (i) to replace without charge tapes, diskettes or other media embodying the Customer Application Software that are defective under normal use, and (ii) to use reasonable commercial efforts to correct any Major Error as defined in Section
1.3 above reported by Customer to CONNECT in the Customer Application Software that is reproducible by CONNECT on a similarly configured CPU and operating system. If, after using reasonable commercial efforts, CONNECT is unable to make the Customer Application Software operate as warranted, Customer will be entitled, upon return of all copies of the Customer Application Software, to a full refund of all fees paid to CONNECT for the Customer Application Software.

1.7 LIMITED WARRANTY. OTHER THAN THE WARRANTIES EXPRESSLY STATED ABOVE, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RELATING TO THE CUSTOMER APPLICATION SOFTWARE, , OR RELATED SERVICES, AND CONNECT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

2.  SCOPE OF WORK.  (TO BE NEGOTIATED)

2.1.  DELIVERY SCHEDULE.  (TO BE NEGOTIATED)

2.2.  LABOR RATES

This Agreement is a Time and Material Contract. The following hourly rates apply for all worked performed. CONNECT will invoice every two weeks and Customer shall pay net 30 after receipt of invoice.

Resource                              Unit    Labor Rate
Project Manager/Senior Engineer      hourly      $187.00

2.3.  OTHER RATES
Customer shall be responsible for all reasonable travel, living, and out-of-pocket expenses incurred in the performance of services pursuant to this Agreement.



CONNECT, INC.                        UNION UNDERWEAR COMPANY, INC.
                                     -----------------------------
Initial: /s/ Connect, Inc.           Initial: /s/ Union Underwear Company, Inc.
         -----------------                    --------------------------------
Date:    March 28, 1996              Date:  March 26, 1996
         --------------                     --------------

                           SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT C

             SUPPLEMENTAL TERMS AND CONDITIONS FOR MAINTENANCE ONLY

In the event Customer has initialed this Exhibit, then the following terms and conditions will apply solely for yearly Maintenance services for Licensed Software and Maintenance Updates and Releases thereto. The Fees for such maintenance are outlined in Exhibit A of this Agreement. THIS EXHIBIT DOES NOT
                            ---------
APPLY TO MAINTENANCE OR SUPPORT SERVICES FOR CUSTOMER APPLICATION SOFTWARE WHICH MAY BE REQUESTED FROM CONNECT UNDER A SEPARATE EXHIBIT OR AGREEMENT.

                            SECTION 1 - DEFINITIONS

The following defined terms, and other capitalized terms defined herein, shall govern the interpretation of this Exhibit. Capitalized terms that are used and not otherwise defined shall have the meaning set forth in the Software License Agreement.


1.1 "ERROR" means a material failure of the Licensed Software to conform to its functional specifications as described in the applicable User Documentation, which failure is demonstrable in the environment for which the Licensed Software was designed and causes it to be inoperable, to operate improperly in the environment for which it was designed, or produces results different from those described in the applicable User Documentation. Failures resulting from Customer's negligence or improper use of the Licensed Software, modifications or damage to the Licensed Software by Customer, and Customer's use of the Licensed Software on a CPU or with an operating system other than the Designated Platform or in combination with any third party software not provided by CONNECT or identified as compatible by CONNECT, are not considered Errors.

1.2 "ERROR CORRECTION" means either a modification or addition that, when made or added to the Licensed Software, brings the Licensed Software into material conformity with its functional specifications, or a procedure or routine that, when observed in the regular operation of the Licensed Software, avoids the practical adverse effect of such nonconformity.

1.3 "MAJOR ERROR" means any Error in the Licensed Software which (a) is demonstrable in the environment for which it was designed that causes the Licensed Software to halt, (b) causes cause data to be lost or destroyed, (c) prevents the Licensed Software from being installed or executed on the properly configured environment, or (d) prevents the user from running any major subsystem of the Licensed Software.

1.4 "MINOR ERROR" means any Error which is demonstrable in the Licensed Software that does not rise to the level of a Major Error.

1.5 "MAINTENANCE UPDATE" means an updated revision of the Licensed Software that includes Error Corrections. Maintenance Updates are normally provided to Customer on diskette or tapes.

                        SECTION 2- MAINTENANCE SERVICES
2.1  ERROR CORRECTION.

(a)  Major Errors. CONNECT shall, within twenty four (24)) hours of the receipt
     -------------
of written notice of any Major Error, via email or fax initiate work to verify such Major Error. If the Major Error is reproduced, then CONNECT will initiate work to correct such Major error within the twenty four (24) hour period and use its best efforts to correct the Major Error, including any necessary modification to the Licensed Software. In the event that CONNECT is unable to provide correction for any Major Error within such twenty four (24)) hour period, Customer shall have the right to request written assurances from CONNECT that it is using its best efforts to provide correction for the Major Error and is likely to do so within a commercially reasonable time. In the event that CONNECT is unable to correct any Major Error within sixty (60) calendar days after receipt of notice of the Major Error,

Customer shall have the right to terminate this Agreement, including all licenses, rights, and obligations hereunder and receive a full refund of maintenance fees paid hereunder

(b)   Minor Errors.  CONNECT may or may not at its sole discretion correct Minor
     --------------
Errors.

2.2 CUSTOMER RESPONSIBILITIES. Customer agrees to notify CONNECT in writing promptly following the discovery of any Error. Further, upon discovery of an Error, Customer agrees, if requested by CONNECT, to submit to CONNECT a listing of output and any other data that CONNECT may require in order to reproduce the Error and the operating conditions under which the Error occurred or was discovered. In addition, if the Licensed Software is not hosted on a CONNECT CPU, under the terms of a separate Hosting Agreement or Exhibit to the License Agreement, Customer is responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware necessary for CONNECT to provide maintenance services to Customer.

2.3 TELEPHONE SUPPORT. At all times, on a five day basis, Monday through Friday from 7.00 a.m. to 6:00 p.m. PST, CONNECT will make a member of its maintenance staff available by telephone to Customer's designated support coordinator (Customer's named employee responsible for liaison with CONNECT relating to the Software Maintenance requested hereunder) to assist Customer's use of the Licensed Software. Customer's System Administrator will be responsible for daily maintenance of the Licensed Software per the applicable Documentation. Additional extended service plans are available from CONNECT at Customer's request.

2.4 FIELD MAINTENANCE. Upon request, CONNECT will provide field support and maintenance services at any Customer field sites at CONNECT's then current hourly field maintenance rates, together with reimbursement of applicable travel and related expenditures, at CONNECT's cost.

2.5 ADDITIONAL TRAINING. Subject to space availability, Customer may enroll its employees in additional or advanced training classes at CONNECT's hourly rates listed on Exhibit A of this Agreement.
                ---------

2.6 EXCLUSIONS FROM MAINTENANCE SERVICES. Maintenance services under this Exhibit do not include initial installation support, system administration training, operations training, network management setup for the Licensed Software, travel and living expenses for installation and training, file conversion costs, optional products and services, directories, consulting services, shipping charges, or the costs of any recommended hardware.

This Exhibit also does not cover maintenance services for any failure or defect in the Licensed Software caused by any of the following:

(a) the improper use, alteration, or damage of the Licensed Software by Customer or persons other than CONNECT employees;

(b)  modifications to the Licensed Software not made or authorized by CONNECT;

(c)  Software other than the Licensed Software;

(d)  application interfacing between the Licensed Software and other software;

(e) use of Licensed Software (i) with hardware that has not been approved by CONNECT, or (ii) other than the Designated Platform; or

(f) Errors in any version of the Licensed Software other than the most recent Update.

         SECTION 3 - MAINTENANCE AND MAJOR RELEASES AND RELATED SUPPORT

3.1 MAINTENANCE RELEASES. CONNECT may, from time to time, issue maintenance updates of the Licensed Software containing Error Corrections. CONNECT will provide Customer with one (1) copy of each Maintenance Update for each copy of the Licensed Software being maintained under this Agreement, without additional charge. CONNECT will provide reasonable assistance to Customer by telephone to install and operate each Maintenance Update. CONNECT provides both major and minor maintenance releases. Major releases are bundled with documentation and shipped to customer. For maintenance release, Customer will be notified that the release is available and CONNECT will ship the release. Major releases are numbered as 1.2,

1.3, or 2.0, 2.1. Maintenance releases will be numbered 1.1.1 or 1.1.2 or 2.0.1. or 2.11. Major releases will include enhancements and bug fixes, and will be on a release cycle. With each major release new documentation will be shipped along with software releases. Each software module will be replaced at that time. Upgrade scripts will be provided if required to migrate from the prior release to the new release. CONNECT will not support upgrade scripts from other than the current release to the new release. Maintenance releases will be for bug fixes only, and will be scheduled by CONNECT. CONNECT will notify customers of each new maintenance release. Because maintenance updates are cumulative, the Customer may not apply only a partial update. [EXAMPLE] 1.1.1 is a bug fix for
1.1 and can replace the binaries for 1.1, Release 1.1.2 will include all bug fixes done for 1.1.1 and the new fixes for 1.1.2.] Customer may not selectively choose which fixes to apply. Release documentation will accompany all maintenance releases. CONNECT will support the current release until superseded and replaced. The previous release will be supported for six months after the release of the current release, however such support will be for priority 1. bug fixes only on a commercially reasonable basis and subject to availability of support staff.



3.2. DISCONTINUATION OF SERVICES. Notwithstanding anything herein to the contrary, Customer shall have the right after the first agreement year to discontinue maintenance and support services herunder, without terminating the underlying license for the Licensed Software, on 30 days prior written notice to CONNECT.


CONNECT, INC.                         UNION UNDERWEAR COMPANY, INC.
                                      -----------------------------

By:    /s/ Thomas P. Kehler           By:    /s/ Charles M. Kirk
       --------------------                  -------------------
Name:  Tom Kehler                     Name:  Charles M. Kirk
       --------------------                  -------------------
Title: CEO/President                  Title: Senior VP & CIO
       --------------------                  -------------------
Date:  March 28, 1996                 Date:  March 26, 1996
       --------------------                  -------------------
Telephone: (415) 254-4000             Telephone:  502/781-6400
           --------------                         ------------
Fax:       (415) 254-4800             Fax:        502/781-6493
           --------------                         ------------